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PROXY

                         SAVOIR TECHNOLOGY GROUP, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 29, 2000


         The undersigned stockholder of Savoir Technology Group, Inc., revoking all prior proxies, hereby appoints P. Scott Munro, Carlton Joseph Mertens II and Terry Johnson, or each of them acting singly, proxies, with full power of substitution, to vote all shares of Savoir common stock and all shares of Savoir series A preferred stock which the undersigned is entitled to vote at the special meeting of stockholders to be held at 44931 Industrial Boulevard, Fremont, California 94538 on June 29, 2000, beginning at 10 a.m., local time, and at any adjournment or postponement of the meeting, upon the matter set forth in the Notice of Special Meeting dated May 23, 2000, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Savoir board of directors. Attendance of the undersigned at the meeting or any adjourned session of the meeting not be deemed to revoke this proxy unless the undersigned affirmatively indicates the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


         THIS PROXY IS SOLICITED ON BEHALF OF THE SAVOIR BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


            (PLEASE FILL IN THE APPROPRIATE BOXES ON THE OTHER SIDE)

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                                                       Please mark your
                                                       votes as indicated  /X/
                                                       in this example.



                                                                 FOR       AGAINST        ABSTAIN
To adopt the Amended and Restated Agreement and Plan             / /         / /            / /
of Merger dated as of March 2, 2000, among Avnet, Inc.,
Tactful Acquisition Corp., a wholly owned subsidiary of
Avnet, and Savoir Technology Group, Inc.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO
THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH
PROPOSAL.

Please complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S)
APPEAR(S) ON THE STOCK CERTIFICATE.

                                                                 YES       NO
I plan to attend the Meeting:                                    / /       / /

Signature(s)_______________________________________ Dated: ____________  , 2000
If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians or others signing in a representative capacity should indicate the capacity in which they are signing.
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           [TELEPHONE GRAPHIC] VOTE BY TELEPHONE [TELEPHONE GRAPHIC]

                          QUICK *** EASY *** IMMEDIATE

          YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF TWO WAYS:

       1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week.

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

  You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

     Proposal 1 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.


                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                       OR

      2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.
                             THANK YOU FOR VOTING.